Exhibit 10.2

INSIGHT COMMUNICATIONS COMPANY, INC.
2005 STOCK INCENTIVE PLAN

Article I
Purpose

Insight Communications Company, Inc. has established this stock incentive plan to foster and promote its long-term financial success and materially increase stockholder value by (a) motivating superior performance, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company and its Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.  Capitalized terms have the meaning given in Article XI.

Article II
Eligibility and Participation

Participants in the Plan shall be those Employees and Eligible Directors selected by the Board or Committee to participate in the Plan, as provided herein.

Article III
Powers of the Board

Section 3.1             Power to Grant and Establish Terms of Awards.  The Board and, as provided in Section 6.1, the Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Awards shall be granted (which may include members of the Board), and the terms and conditions of any and all Awards.

Section 3.2             Administration.  The Board shall be responsible for the administration of the Plan.  The Board may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan.  Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion.  Determinations, interpretations or other actions made or taken by the Board under the Plan shall be final, binding and conclusive for all purposes and upon all persons.

Section 3.3             Delegation by the Board.  All of the powers, duties and responsibilities of the Board specified in this Plan may be exercised and performed by the Board or any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Board.

Article IV
Shares Subject to the Plan

Section 4.1             Number.  The maximum number of shares of Series E Shares that may be issued under the Plan or be subject to Awards may not exceed 3,666,887 shares.  The maximum number of Series F Shares that may be issued under the Plan or be subject to Awards may not exceed 100,000 shares.  The Common Shares to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued Common Shares that are not reserved for any other purpose.

Section 4.2             Canceled, Terminated or Forfeited Awards.  If any Award of Series E Shares or any portion thereof is for any reason forfeited, canceled or otherwise terminated, the Series E Shares subject to such Award or portion thereof shall not be available for grant under the Plan.  If any Award of Series F Shares or any portion thereof is for any reason forfeited, canceled or otherwise terminated or is repurchased by the Company as provided in Section 8.3, the Series F Shares subject to such Award or portion thereof shall again be available for grant under the Plan.

Section 4.3             Adjustment in Capitalization.  The number and kind of Common Shares available for issuance under the Plan and the number, class, Participation Level or other terms of any outstanding Award may be adjusted by the Board if it shall deem such an adjustment necessary or appropriate to reflect any Common Share dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Common Shares.  To the extent deemed equitable and appropriate by the Board, in its good faith judgment, and subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Award granted under the Plan shall pertain to the securities or other property to which a holder of the number of Common Shares covered by the Award would have been entitled to receive in connection with such event.  Notwithstanding the foregoing, in the event of a Final Reclassification (as defined in the

Securityholders Agreement), the Common Shares shall be adjusted as provided in the Securityholders Agreement; provided, that such adjustment shall not alter the vesting schedule provided in this Plan or the Subscription Agreement evidencing the grant of such Common Shares.

Article V
Terms of Series E Shares

Section 5.1             Grant of Series E Shares.  The Board shall grant Series E Shares to each Eligible Series E Participant at such time or times within 45 Business Days after the Effective Time as it shall determine.  Each Series E Share granted to a Participant shall be evidenced by a Subscription Agreement that shall specify the number of Series E Shares that are being granted to the Participant, the vesting schedule of such Series E Shares, Participation Levels with respect to such Series E Shares, which shall initially be not less than $11.75 per share, the rights and responsibilities of Participant with respect to such Series E Shares, and such other terms as the Board shall determine.

Section 5.2             Vesting of Series E Shares.  Series E Shares shall vest in accordance with such vesting schedule as shall be specified by the Board on or before the Grant Date and as specified in the Subscription Agreement.

Article VI
Terms of Series F Shares

Section 6.1             Grant of Series F Shares.  The Board or Committee may grant or offer for sale Series F Shares to Participants at such time or times and on such terms as it shall determine; provided, however, that a grant or offer for sale of Series F Shares may only be made if Management recommends such grant or offer to the Committee and the Committee approves such grant or offer; and provided, further, that, if immediately prior to a Sale of the Company or a Qualified IPO any Series F Shares available for issuance under the Plan remain available for grant hereunder and Management and the Committee cannot agree on the grant of Awards with respect thereto, such remaining Series F Shares shall not be awarded and the outstanding Series F Shares granted under this Plan shall be entitled to the treatment set forth in the Charter and the Securityholders Agreement.  Each Series F Share granted to or purchased by a Participant shall be evidenced by a Subscription Agreement that shall specify the number of Series F Shares that are being granted to Participant, the vesting schedule of such Series F Shares, the rights and responsibilities of Participant with respect to such Series F Shares, and such other terms as the Board shall determine.

Section 6.2             Purchase Price and Payment.  The purchase price for any Series F Shares to be offered and sold pursuant to Section 6.1 shall be the Fair Market Value on the Grant Date or such other price as the Board shall determine.  The purchase price with respect to any Series F Shares offered and sold pursuant to Section 6.1 shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such Series F Shares or in such other manner as the Board shall determine.  Series F Shares granted under this Plan shall not require a purchase price.

Section 6.3             Vesting of Series F Shares.  Series F Shares issued pursuant to Section 6.1 shall vest in accordance with the vesting schedule, or upon the attainment of such performance criteria, as shall be specified by the Board on or before the Grant Date and as specified in the Subscription Agreement.  Unless otherwise determined by the Board on or before the Grant Date and specified in Participant’s Subscription Agreement, one fifth of the Series F Shares issued pursuant to Section 6.1 shall vest and become exercisable on each of the first, second, third, fourth and fifth anniversaries of the Grant Date.

Article VII
Terms of the Common Shares

Section 7.1             Subscription Agreements, Etc.  No Common Shares shall be issued to a Participant pursuant to an Award granted hereunder unless (i) the Participant shall enter into a Subscription Agreement that shall include, among other things, provisions providing that the Common Shares shall be subject to the terms and provisions of the Securityholders Agreement and such other terms and provisions as are determined by the Board, (ii) the Participant shall be a party to the Securityholders Agreement, (iii) the Participant shall have delivered a duly executed undated instrument of transfer or assignment in blank, having attached thereto or to such Common Share certificate all requisite stock or other applicable or documentary tax stamps, all in form and substance satisfactory to the Company, relating to the Common Shares covered by such grant, and (iv) the Board shall require that the certificates evidencing such Common Shares be held by the Secretary of the Company until the Common Shares have vested.

Section 7.2             Voting Rights.  Participants shall have no voting rights except as set forth in the Charter or as may be required under the General Corporation Law of the State of Delaware.

Section 7.3             Other Rights and Obligations. The Participant shall be entitled to the rights and subject to the obligations created under this Plan, the Subscription Agreement and the Securityholders Agreement, each to the extent set forth herein or therein.

Section 7.4             Dividends and Other Distributions.  Unless otherwise determined by the Board at the time of grant and subject to the Subscription Agreement and any other agreement to which the Common Shares are subject, Participants’ outstanding Common Shares shall be entitled to receive all dividends and other distributions paid with respect to those shares at the same time (and within the same calendar year) as all other holders of the same class of securities; provided that, if any such dividends or distributions are paid in Common Shares or other securities or property, such shares, securities and property shall be subject to the same vesting provisions, forfeiture restrictions and restrictions on transferability as apply to the Common Shares with respect to which they were paid.

Section 7.5             Board Discretion.  Notwithstanding anything else contained in this Plan to the contrary, the Board may accelerate the vesting of any Common Shares, all Common Shares or any class or series of Common Shares for any reason on such terms and subject to such conditions, as the Board shall determine, at any time and from time to time.

Article VIII
Termination of Employment

Section 8.1             Termination due to Death or Disability.  Upon Participant’s termination of employment due to death or Disability, all of Participant’s unvested Common Shares shall vest.

Section 8.2             Termination for Any Other Reason.  Unless otherwise determined by the Board and set forth in the Subscription Agreement, if a Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason other than death or Disability, all vested Common Shares then held by Participant shall remain outstanding and shall remain subject to the terms and conditions of the Plan, the Subscription Agreement and the Securityholders Agreement and all of Participant’s unvested Common Shares shall be immediately forfeited and canceled without payment therefor, except in the case of an Employee who purchased the Common Shares pursuant to Section 6.1, in which case the Employee shall be entitled to payment equal to the lower of the purchase price of the Common Shares or their Fair Market Value at the time of termination.

Section 8.3             Certain Rights upon Termination of Employment Prior to a Qualified IPO.  Unless otherwise determined by the Board at the time of grant, each Subscription Agreement shall provide that the Company shall have the right prior to a Qualified IPO to purchase all or any portion of a Participant’s Common Shares during the 180-day period following any termination of employment, at a purchase price per share equal to the Fair Market Value as of the effective date of such termination of employment.  Any determination to purchase all or any portion of a Participant’s Common Shares under this Section 8.3 shall be subject to the approval of a majority of the directors designated by the holders of Series B Preferred Stock and Sidney Knafel or in the event of his death or incapacity such that he is unable to act, the Chief Executive Officer of the Company at such time. The Company may assign its repurchase rights under this Section 8.3, provided that the assignment is approved by Management and the Committee.

Article IX
Sale of the Company

Accelerated Vesting and Payment.  Except as otherwise provided in the Subscription Agreement, all unvested Common Shares shall vest upon a Sale of the Company.

Article X
Amendment, Modification, and Termination of the Plan

The Board may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time; provided that, prior to a Sale of the Company or Qualified IPO, any such termination, suspension, amendment or modification shall require the approval of (i) Sidney Knafel prior to his death or incapacity such that he is unable to act, (ii) the Chief Executive Officer of the Company at such time and (iii) a majority of the directors designated by the holders of Series B Preferred Stock.  No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant holding such Award or the consent of a majority of Participants holding similar Awards (such majority to be determined based on the number of shares covered by such Awards).  Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

Article XI
Definitions

Section 11.1           Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

“Award” shall mean a grant of Common Shares, or an offer and sale of Common Shares in each case granted pursuant to the terms of the Plan.

“Board” means the Board of Directors of the Company.

“Business Day” shall have the meaning set forth in the Securityholders Agreement.

 “Charter” means the Amended and Restated Certificate of Incorporation of the Company as on file with the Secretary of State of Delaware, as the same may be amended from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Committee” the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.

“Common Shares” means the Series E Shares and the Series F Shares.

“Company” means Insight Communications Company, Inc., a Delaware corporation, and any successor thereto.

“Disability” means the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last continuously through the final vesting date of the applicable Common Shares.

“Effective Date” has the meaning given in Section 12.8.

“Effective Time” shall have the meaning set forth in the Agreement and Plan of Merger dated as of July 28, 2005, between Insight Acquisition Corp. and the Company.

“Eligible Director” means a director of the Company who is not also an Employee.

“Eligible Series E Participant” means an Employee who is employed by the Company or any of its Subsidiaries immediately prior to the Effective Time, including each employee who is not actively at work on account of illness, disability, vacation or leave of absence, who held any option to purchase shares of common stock of the Company immediately prior to the Effective Time.

“Employee” means any executive, officer or other employee of the Company or any Subsidiary.

“Fair Market Value” means, as of any date of determination prior to a Qualified IPO, the per share fair market value on such date of a share of Common Shares as determined in good faith by the Board.  In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, but not limited to, the earnings and other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company, and any recent valuation of the Common Shares that shall have been performed by an independent valuation firm (although nothing herein shall obligate the Board to obtain any such independent valuation).  Unless otherwise determined by the Board or provided in a Subscription Agreement, any determination of Fair Market Value as of the end of any fiscal year shall continue to apply throughout the next succeeding fiscal year.  The determination of Fair Market Value will not give effect to any restrictions on transfer of the Common Shares or take into account any control premium, but shall be determined taking into account the fact that such shares would represent a minority interest in the Company and are illiquid.  Following a Qualified IPO, Fair Market Value shall mean the average of the high and low trading prices for a share of Common Stock on the primary national exchange (including NASDAQ) on which Common Shares are then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined.

“Grant Date” means, with respect to any Award, the date as of which such Award is granted pursuant to the Plan.

“Independent Director” shall have the meaning set forth in the Securityholders Agreement.

“Management” shall mean the Management Representatives (as defined in the Securityholders Agreement).

“Participant” means any Employee or Eligible Director who is granted an Award.

“Participation Level” shall have the meaning set forth in the Charter.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Plan” means this Insight Communications Company, Inc. 2005 Stock Incentive Plan.

“Qualified IPO” shall have the meaning set forth in the Securityholders Agreement, as amended from time to time.

“Sale of the Company” shall mean a “Sale” as defined in the Securityholders Agreement, as amended from time to time.

“Securityholders Agreement” means the Securityholders Agreement, dated as of December 16, 2005, among the Company and its stockholders, as the same may be amended from time to time.

“Series E Shares” means the Series E non-voting common shares of the Company, par value $0.01 per share.

“Series F Shares” means the Series F non-voting common shares of the Company, par value $0.01 per share.

“Subscription Agreement” means a subscription or grant agreement between the Company and a Participant embodying the terms of any stock purchase or issuance made pursuant to the Plan and in the form approved by the Board from time to time for such purpose.

“Subsidiary” means any corporation, limited liability company or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

“Transfer” means sell, transfer, pledge, encumber or otherwise dispose of, whether directly or indirectly (by merger or sale of equity in any direct or indirect holding company or otherwise), and whether voluntarily or by operation of law.

Section 11.2           Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Article XII
Miscellaneous Provisions

Section 12.1           Nontransferability of Awards.  Subject in all cases to the Securityholders Agreement, except as otherwise provided herein, or as the Board may permit on such terms as it shall determine or, following vesting, as provided in the Securityholders Agreement, the Participant shall not Transfer any Common Shares to any Person other than the Company or by will or by the laws of descent and distribution.  All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s life-time by such Participant only (or, in the event of the Participant’s Disability, such Participant’s legal representative).  Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary.

Section 12.2           Tax Withholding.  The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, an amount (in cash, from other compensation payable to the Participant, or in Common Shares granted under the Plan, upon their vesting) sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any Award granted under the Plan.

Section 12.3           No Guarantee of Employment or Participation.  Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Company or any Subsidiary.  No Employee or Eligible Director shall have a right to be selected as a Participant or, having been so selected, to receive any Awards.

Section 12.4           No Limitation on Compensation; No Impact on Benefits.  Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its Employees or Eligible Directors, in cash or property, in a manner that is not expressly authorized under the Plan.  Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program.  The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.

Section 12.5           Requirements of Law.  The granting of Awards and the issuance of shares of Common Shares pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  No Awards shall be granted under the Plan, and no Common Shares shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

Section 12.6           Freedom of Action.  Nothing in the Plan or any Subscription Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action.

Section 12.7                           Unfunded Plan; Plan Not Subject to ERISA.  The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company.  The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

Section 12.8           Term of Plan.  The Plan shall be effective as of December 16, 2005 (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article X, until the tenth anniversary of such date.  The provisions of the Plan shall continue thereafter to govern all outstanding Awards.

Section 12.9           Governing Law.  THIS PLAN, AND ALL AGREEMENTS HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE APPLICATION OF RULES OF CONFLICTS OF LAW THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.